Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is dated as of July 26, 2013 (the “Agreement”), by and among INDEPENDENCE REALTY TRUST, INC., a Maryland Corporation (“IRT”), INDEPENDENCE REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership” and, together with IRT, the “IRT Parties”), RAIT FINANCIAL TRUST, a Maryland real estate investment trust (“RAIT”), and the RAIT Parties (defined below).

BACKGROUND

The RAIT Parties, other than RAIT, are subsidiaries of RAIT that currently hold, in the aggregate, 5,594,900 shares of IRT’s common stock, par value $0.01 per share (the “Common Stock”), and may acquire additional shares of Common Stock in the future.

IRT is externally managed by Independence Realty Advisors, LLC (the “Advisor”), a wholly-owned subsidiary of RAIT and a RAIT Party that has the right to have IRT pay some portion or all of the fees payable by IRT to the Advisor in shares of Common Stock under the terms and conditions set forth in the Second Amended and Restated Advisory Agreement among IRT, the Operating Partnership and the Advisor dated as of May 7, 2013 (as it may be hereafter amended, the “Advisory Agreement”).

RAIT NTR Holdings, LLC (“RAIT NTR”), a wholly-owned subsidiary of RAIT and a RAIT Party, holds shares of Common Stock issued by IRT in connection with IRT’s initial capitalization or purchased in offerings of Common Stock. RAIT NTR also holds 350 Series B Preferred Units of the Operating Partnership which are exchangeable for shares of Common Stock under the terms and conditions set forth in the limited partnership agreement of the Operating Partnership.

The RAIT Parties, other than RAIT, the Advisor and RAIT NTR, are subsidiaries of RAIT that hold shares of Common Stock that they received in exchange for common units of limited partnership interest they held in the Operating Partnership.

The IRT Parties have agreed to provide the RAIT Parties certain rights to have shares of Common Stock received or to be received by them registered for resale under the Securities Act of 1933, as amended (the “Securities Act”).

TERMS

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Advisor” shall have the meaning set forth in the preamble.

“Advisory Agreement” shall have the meaning set forth in the preamble.

“Agreement” shall have the meaning set forth in the preamble.

“Allocation Notice” shall have the meaning set forth in Section 2(c) hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Common Stock” shall have the meaning set forth in the preamble.

“Demand Registration” means registration under the Securities Act pursuant to a Registration Request given under Section 2(a) and Section 2(b) hereof.

“Effectiveness Period” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of IRT or used or referred to by IRT in connection with the sale of the Common Stock.

“Holders” shall mean the RAIT Parties, for so long as they own any Registrable Shares either as record owners or as Persons who “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) Registrable Shares, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Shares; provided, that an assignee or direct or indirect transferee shall only be a Holder if and to the extent the transferor designates such assignee or direct or indirect transferee as a Holder entitled to rights under this Agreement in accordance with Section 5(d) hereof. For purposes of this Agreement, the IRT Parties may deem and treat the registered holder of a Registrable Share as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Included Registrable Shares” shall have the meaning set forth in Section 2(c) hereof.

“IRT” shall have the meaning set forth in the preamble.

“IRT Parties” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Shares held by all Holders.

“Operating Partnership” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Request” means a written request to IRT pursuant to Section 2(c) hereof.

“Piggyback Registration” means a registration under the Securities Act pursuant to Section 2(c) hereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement (including without limitation, any “free writing prospectus” (as defined in Rule 405 under the Securities Act)), including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“RAIT” shall have the meaning set forth in the preamble.

“RAIT NTR” shall have the meaning set forth in the preamble.

“RAIT Parties” shall mean RAIT, the several entities listed in Schedule I hereto and any additional entities hereafter added to Schedule I pursuant to Section 5(f) hereof.

“Registrable Shares” shall mean (a) with respect to any RAIT Party, any shares of Common Stock now held or hereafter acquired at any time and from time to time by such RAIT Party, including, without limitation, any shares of Common Stock acquired by such RAIT Party in exchange for or upon conversion of another security (including shares of Common Stock received upon conversion of securities of or partnership interests in the Operating Partnership), purchased on the open market, issued by IRT as part of the advisory fee payable to the Advisor, or issued by IRT in connection with any transaction and (b) with respect to any Holder that is not a RAIT Party, any shares of Common Stock identified as being Registrable Shares in any assignment or other transfer of any RAIT Party’s rights under this Agreement in accordance with Section 5(d) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the IRT Parties with this Agreement, including, without limitation, (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Registrable Shares), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the IRT Parties and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders, and which counsel may also be counsel for the IRT Parties), (v) any premiums and other costs of policies of insurance obtained by the IRT Parties against liabilities arising out of the sale of any securities and (vi) the fees and disbursements of the independent public accountants of the IRT Parties, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts, commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder; provided, however, “Registration Expenses” shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by each Holder of Registrable Shares on a pro rata basis with respect to the Registrable Shares so sold. The obligation of the Company to bear the expenses described shall apply irrespective of whether the Shelf Registration becomes effective, is withdrawn or suspended.

“Registration Notice” means a written notice provided by IRT pursuant to Section 2(c) hereof.

“Registration Request” means a written request to IRT with respect to a Demand Registration pursuant to Section 2(a) and Section 2(b) hereof.

“Registration Statement” shall mean any registration statement of IRT that covers any of the Registrable Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of IRT that covers all or a portion of the Registrable Shares (but no other securities unless approved by a majority of the Holders whose Registrable Shares are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Offering” shall mean an offering in which Registrable Shares are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) The Holders may submit one or more Registration Requests covering all or part of the Registrable Shares held by such Holders at any time and from time to time, subject to Section 2(b) and Section 3(p) hereof. Each Registration Request shall state the Holders whose Registrable Shares are to be registered, the number of Registrable Shares to be registered for each such Holder and the intended plan of distribution thereof. The IRT Parties shall be deemed to have satisfied their obligation with respect to a Registration Request if a Registration Statement filed pursuant to such Registration Request becomes effective under the Securities Act and remains effective for the period required hereby.

IRT agrees to use its reasonable best efforts (i) to file the Registration Statement as promptly as practicable but in any event by the 45th day after the demand therefor, if IRT is then eligible to use Form S-3 (or any successor or replacement forms) with respect thereto, or the 90th day if IRT is not then so eligible, (ii) to cause the Registration Statement to be declared effective, (iii) to keep the Registration Statement continuously effective until the earlier of the time that all the Registrable Shares covered by the Registration Statement have been sold pursuant to the Registration Statement or termination of the Registration Statement pursuant to Rule 415 under the Securities Act (the “Effectiveness Period”) and (iv) cause the Registration Statement and the related Prospectus and any amendment or supplement thereto not to contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading during the period that the Registration Statement is required to be effective. Nothing contained in this Agreement shall obligate IRT to effect an underwritten offering on behalf of the Holders of Registrable Shares. IRT further agrees to supplement or amend the Registration Statement and the related Prospectus if required by any applicable laws, rules, regulations or instructions, and to use its reasonable best efforts to cause any such amendment to become effective and such Registration Statement and Prospectus to become usable as soon as thereafter practicable. IRT agrees to furnish to the Holders which are registering Registrable Shares copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(b) The Holders shall be entitled to (i) an unlimited number of registrations on Form S-3 or any successor or replacement forms with respect to any Registration Requests; (ii) if Form S-3 (or any successor or replacement form) is not available to be used by IRT with respect to a Registration Request, then a maximum of three registrations on any other form IRT is then eligible to use, and (iii) within six months after the termination of the Advisory Agreement, and if IRT is not then eligible to use Form S-3 (or any successor or replacement form), a single registration on such form as IRT is then eligible to use; provided, however, that the demand rights under clause (i) may only be exercised with respect to at least 20% of the Registrable Shares, the demand rights under clause (ii) may only be exercised with respect to at least one-third of the Registrable Shares; and the demand right under clause (iii) may only be exercised by RAIT Parties and may only be exercised with respect to all of the Registrable Shares then held by the RAIT Parties; provided, further, that the Holders, collectively and as a group, shall not be permitted under any circumstances to exercise Demand Registration more than once in any consecutive six (6) month period and IRT shall not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous Demand Registration; and provided, further, that IRT shall not be obligated to effect, or take any action to effect, a Registration Statement (i) during any lock-up period required by the underwriters in any Underwritten Offering conducted by IRT on its own behalf or on behalf of selling shareholders, or (ii) during the period commencing with the date IRT delivers a Registration Notice, and ending on the earlier of the date of the termination or delay of, or the date sixty (60) days after the effective date of a Registration Statement with respect to, an offering by IRT with respect to which IRT gave a Registration Notice and provided, further, however, that a Registration Request withdrawn by written notice from Holders holding a majority of the Registrable Shares included in such Registration Statement before the effectiveness of the relevant Registration Statement shall not be counted towards the maximum in clause (ii). In calculating the portion of the Registrable Shares to be registered under this clause (b), the total number of Registrable Shares shall equal the sum of the number of shares of Common Stock held by any Holder outstanding at the time of the delivery of the relevant Registration Request plus the Registrable Shares issuable upon the conversion or exchange of outstanding securities held by any Holder for which such Holder has notified the IRT Parties at or prior to the time of the delivery of the relevant Registration Request of such Holder’s intention to convert or exchange such securities for Registrable Shares prior to the effectiveness of the Registration Statement to be filed in response to such Registration Request.

(c) If IRT’s board of directors (or a committee thereof) approves the offering of shares of Common Stock under the Securities Act for IRT’s account in an Underwritten Offering (excluding, without limitation, offerings on Form S-3 solely for dividend reinvestment and stock purchase plans, or secondary offerings, or the filing of shelf registration statements on any forms with the SEC that, in each case, do not name any underwriters, and other than offerings on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) and other than pursuant to Section 2(a) hereof), IRT shall give written notice (a “Registration Notice”) of such approval to the Holders within two (2) Business Days after such approval. Each Holder agrees to keep the information relating to the Registration Notice confidential and, subject to Section 3(p) hereof, not to trade in any IRT securities until such information is publicly disclosed by IRT or IRT notifies such Holder that plans for such offering have been terminated or delayed. Once a Registration Notice is received by a Holder, then such Holder may request (the “Piggyback Request”) that IRT include in such registration Registrable Shares held by such Holder. The Piggyback Request shall specify the number of Registrable Shares proposed to be included in such registration (“Included Registrable Shares”) and shall be delivered to IRT within five (5) Business Days after receipt of the Registration Notice. Subject to IRT’s rights to reduce the number of Included Registrable Shares as set forth in this Section 2(c), a Holder may withdraw all or a portion of its Included Registrable Shares from the registration statement only (i) with the written consent of IRT, which shall be in IRT’s sole and complete discretion; or (ii) in the event that IRT exercises its rights to reduce the number of Included Registrable Shares and the reduction in the number of Included Registrable Shares exceeds 10% of the Included Registrable Shares, and provided that Holders exercising their withdrawal rights under clause (ii) shall provide notice to IRT within two (2) Business Days of receipt of the Allocation Notice. Any such withdrawal shall be by written notice to IRT. IRT shall use its best efforts to cause all such Included Registrable Shares to be included in such registration on the same terms and conditions as the Common Stock otherwise being sold in such registration; provided, however, that if the managing underwriter or underwriters advise IRT that, or in its or their view, the inclusion of all Included Registrable Shares requested to be included in such registration, together with shares sought to be included in such registration by Persons (“Pari Passu Persons”) with pari passu registration rights (“Pari Passu Shares”) would interfere with the successful marketing (including pricing) of the Common Stock proposed to be registered by IRT or would exceed the largest number of shares that can be sold without having an adverse effect on such offering, then the Registrable Shares to be included in such offering shall include the number of Registrable Shares that the managing underwriter or underwriters advises IRT can be sold without having such adverse effect, with such number to be allocated pro rata amongst the Holders and Pari Passu Persons who have requested participation in such offering based on (x) the number of Registrable Shares and Pari Passu Shares held by each such Holder or Pari Passu Person divided by (y) the aggregate number of Registrable Shares and Pari Passu Shares held by all Holders and Pari Passu Persons who have requested participation in such offering. IRT shall provide notice of any such allocation to the Holders and Pari Passu Persons participating in such offering (an “Allocation Notice”). Notwithstanding the foregoing, if, at any time after giving written notice of its intention to register any shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, IRT shall determine for any reason either not to register or to delay registration of such shares, IRT may, at its election, give written notice of such determination to each holder of Included Registrable Shares and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Included Registrable Shares in connection with such registration (but not from its obligation to pay the expenses of such registration), without prejudice, however, to the rights of any Holder or Holders of Included Registrable Shares entitled to do so to request that such registration be effected as a registration statement pursuant to Section 2(c) of this Agreement, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Included Registrable Shares, for the same period as the delay in registering such shares of Common Stock. No registration effected pursuant to this Section 2(c) shall relieve IRT of its obligation to effect any registration upon request under Section 2(a), nor shall any registration hereunder be deemed to have been effected pursuant to Section 2(a). IRT may require that each Holder who receives a Registration Notice enter into customary agreements with the Underwriters in connection with the related offering, including, without limitation, a customary lock-up agreement relating to any of such Holder’s Registrable Shares that are not included in such offering.

(d) The IRT Parties shall pay all Registration Expenses in connection with any Demand Registration or Piggyback Registration. Each Holder named as a selling stockholder in any Registration Statement shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Shares pursuant to the Registration Statement.

(e) Without limiting the remedies available to the RAIT Parties and the Holders, IRT acknowledges that any failure by it to comply with its obligations in connection with any Demand Registration or Piggyback Registration may result in material irreparable injury to the RAIT Parties or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the RAIT Parties or any Holder may obtain such relief as may be required to specifically enforce IRT’s obligations in connection with any Demand Registration or Piggyback Registration.

3. Registration Procedures.

(a) In connection with its obligations in connection with any Demand Registration, IRT shall as expeditiously as possible after receipt of a Registration Request:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by IRT, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Shares of the Holders identified in the relevant Registration Request and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to be declared effective and remain effective for the Effectiveness Period;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Shares;

(iii) furnish to each Holder whose Registrable Shares are being registered, to counsel for such Holders and to each Underwriter (as such terms is hereinafter defined) of an Underwritten Offering of Registrable Shares, if any, without charge (in each case in an electronic format, unless otherwise required by applicable law), as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, as they may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares thereunder; and IRT consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each such Holder and any such Underwriters in connection with the offering and sale of the Registrable Shares covered by and in the manner described in such Prospectus, preliminary prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv) use its reasonable best efforts to register or qualify the Registrable Shares under all applicable state securities or blue sky laws of such jurisdictions as any Holder whose Registrable Shares are covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each such Holder to complete the disposition in each such jurisdiction of the Registrable Shares owned by such Holder; provided, however, that IRT shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify but for this paragraph, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(v) in the case of a Shelf Registration, notify each Holder and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by IRT of any notice of objection by the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iv) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of IRT contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Shares cease to be true and correct in all material respects or if IRT receives any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the Effectiveness Period that makes any statement made in such Registration Statement or the related Prospectus untrue or misleading in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to comply with applicable disclosure requirements and (vi) of any determination by IRT that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vi) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii) furnish to each Holder (in each case in an electronic format, unless otherwise required by applicable law), without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(viii) cooperate with the selling Holders of Registrable Shares to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends and enable such Registrable Shares to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Shares;

(ix) during the Effectiveness Period, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and IRT shall notify the Holders of Registrable Shares to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until IRT has amended or supplemented the Prospectus to correct such misstatement or omission;

(x) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Holders of Registrable Shares, and their counsel, and make such of the representatives of IRT as shall be reasonably requested by the Holders of Registrable Shares and their counsel available for discussion of such document; and IRT shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holders of Registrable Shares and their counsel shall not have previously been advised and furnished a copy or to which they shall object;

(xi) make available for inspection by a representative of the Holders of the Registrable Shares, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by such Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of IRT and its subsidiaries, and cause the respective officers, directors and employees of IRT and its subsidiaries to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant; provided, however, that if any such information is identified by IRT as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any representative, Holder or Underwriter;

(xii) use their reasonable best efforts to cause all Registrable Shares to be listed on the NYSE MKT or any other securities exchange or any automated quotation system on which similar securities issued or guaranteed by IRT are then listed if requested by the Majority Holders, to the extent such Registrable Shares satisfy applicable listing requirements;

(xiii) if reasonably requested by any Holder of Registrable Shares covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to any such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the IRT Parties have received notification of the matters to be incorporated in such filing; and

(xiv) enter into such customary agreements and take all such other actions in connection therewith (including those requested by Holders of a majority of the Registrable Shares being sold) in order to expedite or facilitate the disposition of such Registrable Shares including, but not limited to, an Underwritten Offering and in such connection, (i) cooperate with the Holders and the underwriter or underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, or any successor thereto, (ii) to the extent possible, make such representations and warranties to such Holders and any Underwriters of such Registrable Shares with respect to the business of IRT and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (iii) obtain opinions of counsel to IRT (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Shares, covering the matters customarily covered in opinions requested in underwritten offerings, (iv) obtain “comfort” letters from the independent certified public accountants of IRT (and, if necessary, any other certified public accountant of any subsidiary of IRT, or of any business acquired by IRT for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the IRT Parties made pursuant to clause (i) above, to evidence compliance with any customary conditions contained in an underwriting agreement.

(b) IRT may require each Holder whose Registrable Shares are being registered to furnish to IRT such information regarding such Holder and the proposed disposition by such Holder of such Registrable Shares as IRT may from time to time reasonably request in writing to such Holder.

(c) Each Holder whose Registrable Shares have been registered agrees that, upon receipt of any notice from IRT of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a) hereof and, if so directed by IRT, such Holder will deliver to IRT all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares that is current at the time of receipt of such notice.

If IRT shall give any such notice to suspend the disposition of Registrable Shares pursuant to a Registration Statement, IRT shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. IRT may give any such notice only twice during any 365-day period and any such suspensions shall not exceed seventy-five (75) days for each suspension.

The Holders of Registrable Shares who desire to do so may sell such Registrable Shares in an Underwritten Offering that is a Demand Registration. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (the “Underwriters”) that will administer the offering shall be selected by a majority of the Holders whose Registrable Shares will be registered in such offering; provided, however, that if IRT is selling shares for its own account in such Underwritten Offering, IRT shall select the Underwriters in its sole discretion.

4. Indemnification and Contribution. (a) The IRT Parties agree jointly to indemnify and hold harmless the RAIT Parties and each Holder, their respective affiliates, trustees, directors, managers, officers, employees, agents and each Person, if any, who controls a RAIT Party or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any RAIT Party or Holder furnished to IRT in writing by such RAIT Party or Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the IRT Parties will also indemnify the Underwriters, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the RAIT Parties and Holders, if requested in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each RAIT Party and each Holder agrees, severally and not jointly, to indemnify and hold harmless the IRT Parties and the other selling RAIT Parties and Holders, their respective affiliates, the directors of the IRT Parties, each officer of the IRT Parties who signed the Registration Statement and each Person, if any, who controls any IRT Party and any other RAIT Party or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such RAIT Party or Holder furnished to the IRT Parties in writing by such RAIT Party or Holder, respectively, expressly for use in any Registration Statement and any Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 4 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 4. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the

Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 4 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the RAIT Parties, their respective affiliates, trustees, directors, managers, officers, employees, agents and any control Persons of an Initial Purchaser shall be designated in writing by RAIT, (y) for any Holder, its affiliates, directors and officer and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by IRT. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the IRT Parties on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the IRT Parties on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the IRT Parties or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The IRT Parties and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder, its respective affiliates or any Person controlling any Holder, or by or on behalf of the IRT Parties, their respective affiliates or the officers or directors of or any Person controlling the IRT Parties, and (iii) any sale of Registrable Shares pursuant to a Registration Statement.

5. General.

(a) No Inconsistent Agreements. Each IRT Party represents, warrants and agrees that (i) the rights granted to the Holders and the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by any IRT Party under any other agreement and (ii) each IRT Party has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. Any agreement with Pari Passu Persons granting substantially equivalent piggyback registration rights to such Pari Passu Persons on a pari passu basis with the Holders shall not be deemed to be inconsistent with such rights.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented by, and waivers or consents to, or departures from, the provisions hereof shall be approved by, an agreement in writing signed by the IRT Parties and the Holders of at least a majority of the outstanding Registrable Shares affected by such amendment, modification, supplement, waiver or consent; provided, however, that no such amendment, modification, supplement, waiver or consent that materially and adversely affects the rights of any Holder hereunder shall be effective against such Holder unless consented to in writing by such Holder; and provided, further, however, that RAIT may modify the RAIT Parties as set forth in Section 5(f) hereof.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to IRT by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the RAIT Parties, the address set forth under RAIT’s signature on the relevant signature page of this Agreement; and (ii) if to any IRT Party, to IRT on behalf of such IRT Party at the most current address given by IRT to RAIT by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the IRT Parties, the address set forth under IRT’s signature on the relevant signature page of this Agreement. All such notices and communications shall be deemed to have been duly given at the time electronic mail delivery is confirmed by email; delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(d) Successors and Assigns. Any RAIT Party may assign its rights and delegate its duties hereunder to any Person, including, without limitation, any affiliate of RAIT or any successor in interest of any RAIT Party. Any Holder that is not a RAIT Party may not assign its rights or delegate its duties hereunder to anyone, whether directly or indirectly by merger or other business combination or otherwise, without the consent of the IRT Parties and the RAIT Parties. The IRT Parties may not assign their rights or delegate their duties hereunder to anyone, whether directly or indirectly by merger or other business combination or otherwise, without the consent of the Majority Holders.

(e) Holders’ Liability. The liability of each Holder to any IRT Party or any other Holder shall be several and not joint.

(f) Additional RAIT Parties. RAIT may add any affiliate of RAIT to or remove any entity from the list of entities comprising the RAIT Parties set forth on Schedule I by notifying the IRT Parties of any such addition or removal, which notice shall include an updated Schedule I hereto, and, in the case of any addition, an agreement to be bound by the Agreement executed by any new RAIT Party.

(g) No Third Party Beneficiaries. This Agreement does not, and is not intended to, confer any rights or remedies upon any person other than the parties hereto.

(h) Power of Attorney. Each RAIT Party hereby authorizes the President, Chief Financial Officer, Treasurer or Secretary of RAIT serving at the relevant time as such RAIT Party’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of such RAIT Party to execute any agreement, document or certificate by or on behalf of such RAIT Party and to take any action on its behalf as contemplated by, or otherwise consistent with the intent of, this Agreement.

The parties hereto acknowledge and agree that any notice required to be provided hereunder by IRT shall be deemed provided to all RAIT Parties upon delivery of such notice to RAIT.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(l) Termination. Notwithstanding the foregoing provisions, shares of Common Stock held by any Holder shall cease to be Registrable Shares upon such Holder’s receipt of a written opinion from counsel for the IRT Parties to the effect that the Registrable Shares held by such Holder may be sold without registration under the Securities Act or applicable state law, and without restriction as to the quantity and manner of such sales. The termination of such Holder’s rights under this Agreement shall not terminate any other Holder’s rights under this Agreement.

(m) Miscellaneous. This Agreement contains the entire agreement among the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ Scott F. Schaeffer
Name:	Scott F. Schaeffer
Title:	Chairman of the Board, Chief Executive Officer & President
Address:	Independence Realty Trust, Inc.
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attention: Chief Financial Officer
Email: jsebra@raitft.com
Fax: (215) 243-9039

INDEPENDENCE REALTY OPERATING PARTNERSHIP, L.P.

By:	Independence Realty Trust, Inc.,
its general partner

By:	/s/ Scott F. Schaeffer
Name:	Scott F. Schaeffer
Title:	Chairman of the Board, Chief Executive Officer & President

RAIT FINANCIAL TRUST

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer
Address:	RAIT Financial Trust
Cira Centre
2929 Arch Street, 17th Floor
Philadelphia, Pennsylvania 19104
Attention: Chief Operating Officer
Email: rlicht@raitft.com
Fax: (215) 243-9039

BELLE CREEK MEMBER, LLC

By: Belle Creek IR Holdings, LLC, its sole member
By: RAIT NTR Holdings, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner

	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer & Treasurer

CENTREPOINT MEMBER, LLC

By: RAIT Equity Holdings I, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner

	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer & Treasurer

COPPER MILL MEMBER, LLC

By: Copper Mill IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

CRESTMONT MEMBER, LLC

By: Crestmont IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

CUMBERLAND MEMBER, LLC

By: Cumberland IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

HERITAGE TRACE MEMBER, LLC

By: Heritage Trace IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

RAIT NTR HOLDINGS, LLC

By: RAIT Partnership, LP, its sole member
By: RAIT General, Inc., its general partner

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

TABERNA IR HOLDINGS MEMBER, LLC

By: Taberna Realty Finance Trust, its sole member

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

TRESA AT ARROWHEAD MEMBER, LLC

By: Tresa IR Holdings, LLC, its sole member
By: RAIT NTR Holdings, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer & Treasurer

INDEPENDENCE REALTY ADVISORS, LLC

By:	/s/ Farrell Ender
Name:	Farrell Ender
Title:	President

Schedule I

The RAIT Parties

At July 26, 2013

RAIT Financial Trust

Belle Creek Member, LLC

Centrepoint Member, LLC

Copper Mill Member, LLC

Crestmont Member, LLC

Cumberland Member, LLC

Heritage Trace Member, LLC

Independence Realty Advisors, LLC

RAIT NTR Holdings, LLC

Taberna IR Holdings, LLC

Tresa at Arrowhead Member, LLC

24